EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is effective as of March 9, 2005 (the "Effective Date"), by and between Anchor Glass Container Corporation (the "Company"), and Peter T. Reno (the "Executive").

        WHEREAS, the Company has employed the Executive as its Vice President and acting Chief Financial Officer and wishes to continue to employ the Executive;

        WHEREAS, the Company and the Executive have reached agreement concerning the terms and conditions of his continued employment with the Company and wish to formalize that agreement;

        NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions stated in this Agreement, the Company and the Executive hereby agree as follows:

I.      EMPLOYMENT TERM.

        A. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company as Vice President.

        B. TERM OF EMPLOYMENT. The term of employment ("Employment Term") under this Agreement shall commence on the Effective Date and shall continue thereafter until two (2) years from the Effective Date, unless sooner terminated by either party in accordance with the provisions of this Agreement.

II.     DUTIES.

        A. DUTIES. During the Employment Term, the Executive shall continue to perform the duties assigned to him by the Company's Chief Executive Officer (the "CEO") or the Company's Board of Directors (the "Board"), from time to time after commencement of the Effective Date; provided that the Executive shall not be assigned tasks inconsistent with those of an officer of the Company. Executive's services shall be primarily performed at the Company's offices in Tampa, Florida.

        1.   The Executive shall:

             (a) serve as a member of the interim Operating Committee of the Company reporting to the Board through the Chairman of the Board, until such date as the Board appoints a CEO or otherwise determines to terminate the interim Operating Committee;

             (b) serve as acting Chief Financial Officer until such date as the Board appoints a Chief Financial Officer or determines otherwise; and

             (c) devote substantially all of his business time and use his reasonable best efforts, talents, knowledge and experience to serve the Company and to promote its interests.


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        2.   The Executive shall perform his duties diligently and competently and shall act in conformity with the Company's written and oral policies and within the limits, budgets and business plans set by the Company. The Executive shall at all times during the Employment Term strictly adhere to and obey all of the rules and regulations in effect from time to time relating to the conduct of the executives of the Company. The Executive shall not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or company that competes, conflicts or interferes with the performance of his duties hereunder in any material way.

III. COMPENSATION AND BENEFITS. During the Employment Term, the Company shall provide to the Executive, and the Executive shall accept from the Company as full compensation for the Executive's services hereunder, compensation and benefits as follows:

        A. BASE SALARY. The Company shall pay the Executive an annualized base salary of $200,000 ("Base Salary"). The Company shall pay the Executive's Base Salary in accordance with the payroll practices in effect for all senior executive officers of the Company.

        B. COMPENSATION ADJUSTMENT. In consideration for the Executive's prospective service as a member of the interim Operating Committee of the Company through December 31, 2005, the Company make a one-time lump sum payment of $50,000 to the Executive on March 31, 2005.

        C. OTHER COMPENSATION. In recognition of the services the Executive has performed and will perform as acting Chief Financial Officer, the Company shall pay the Executive the aggregate amount of $100,000 over the first six months of the Employment Term in accordance with the payroll practices in effect for all senior executive officers of the Company, provided the Executive is actively employed on each payment date, but subject to the provisions of Section IV.B.

        D. EXECUTIVE BENEFIT PLANS. The Executive and/or his family (to the extent eligible), as the case may be, shall be eligible to participate on substantially the same basis as the Company's other senior executive officers in any executive benefit plans offered by the Company. The Company reserves the right to modify, suspend or discontinue any and all of the plans, practices, policies and programs at any time without recourse by the Executive, so long as Company takes such action generally with respect to other similarly situated senior executive officers.

        E. BUSINESS EXPENSES. The Company shall promptly reimburse the Executive for all reasonable business-related expenses incurred in the performance of services for the Company, in accordance with the policies, practices and procedures of the Company.

        F. VACATION. The Executive shall be entitled to 20 paid vacation days for each calendar year during the Employment Term.

IV.     PAYMENTS ON TERMINATION OF EMPLOYMENT.

        A. TERMINATION OF EMPLOYMENT FOR ANY REASON. The Company or the Executive may terminate the Executive's employment for any reason at any time prior to the end of the


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Employment Term. The following payments shall be made upon the Executive's termination of employment for any reason and shall be the only payments provided as a result of a termination of employment for any reason, except as set forth in Section IV.B below:

             1.   Earned but unpaid Base Salary through the date of termination;

             2.   Any accrued but unpaid vacation;

             3. Any amounts payable under any of the Company's executive benefit plans in accordance with the terms of those plans, except as may be required under Section 401(a)(13) of the Code; and

             4. Unreimbursed business expenses incurred by the Executive on the Company's behalf pursuant to the Company's reimbursement policy.

        B. TERMINATION BY THE COMPANY WITHOUT CAUSE OR TERMINATION BY THE EXECUTIVE FOR GOOD REASON. If, prior to the end of the Employment Term, the Company terminates the Executive's employment without Cause or the Executive terminates his employment for Good Reason, in addition to the payments described in Section IV.A, the Company shall pay to the Executive the Base Salary and payments due under Section III.C, if any, that the Company would have paid under the Agreement had the Executive's employment continued through the end of the Employment Term, in a lump sum within ten (10) business days of the date of termination.

             For purposes of this Agreement, "Cause" shall mean: (i) the Executive's breach of any provision of the Agreement; (ii) the Executive's willful and continued failure to perform his duties as an officer of the Company; (iii) the Executive's willful misconduct, materially injurious to the Company, monetarily or otherwise, or (iv) the Executive's commission of a felony; in each case as determined by the Board.

             For purposes of this Agreement, "Good Reason" shall mean (i) assigning duties to the Executive that are inconsistent with those of an officer of the Company; (ii) requiring the Executive, without his consent, primarily to perform his services from a location more than 35 miles from the Company's present offices in Tampa, Florida; or (iii) failure to make the payments required under Section III of the Agreement. Notwithstanding the above, the actions described above shall not constitute Good Reason until after the Company shall have been provided thirty (30) days prior written notice of such action and shall have failed to remedy such action during such thirty (30) day period.

V. RESTRICTIVE COVENANTS.

        A. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as follows:

             1. "Confidential Information" shall mean the Company's trade secrets and all other information unique to the Company and not readily available to the public, including developments, designs, improvements, inventions, formulas, compilations, methods, forecasts, software programs, processes, know-how, data, research, operating methods and techniques, and


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all business plans, strategies, costs, profits, customers, vendors, markets, sales, products, key personnel, pricing policies, marketing, sales or other financial or business information, and any modifications or enhancements of any of the foregoing.

             2. The term "Business Conducted by the Company" shall mean the glass container manufacturing business conducted by the Company as of the date of the Executive's termination of employment.

        B. INVENTIONS OR DEVELOPMENTS. The Executive agrees that he shall promptly and fully disclose to the Company all discoveries, improvements, inventions, formulas, ideas, processes, designs, techniques, know-how, data and computer programs (whether or not patentable, copyrightable or susceptible to any other form of protection), made, conceived, reduced to practice or developed by the Executive, either alone or jointly with others, during his employment with the Company (collectively, the "Inventions or Developments"). All Inventions and Developments shall be the sole property of the Company, including all patents, copyrights, intellectual property or other rights related thereto and the Executive assigns to the Company all rights (if any) that the Executive may have or acquire in such Inventions or Developments.

        Notwithstanding the foregoing, any right of the Company or assignment by the Executive as provided in this paragraph shall not apply to any Inventions or Developments for which no equipment, supplies, facility or trade secret information of the Company were used and which were developed entirely on the Executive's own time, unless: (a) the Inventions or Developments relate to the Business Conducted by the Company or the actual or demonstrably anticipated research or development of the Company; or (b) the Inventions or Developments result from any work performed by the Executive for the Company.

        C. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OR INVENTIONS OR DEVELOPMENTS. The Executive acknowledges that he has had and shall have access to Confidential Information or Inventions or Developments of the Company. Accordingly, the Executive agrees that, without the prior written consent of the Company, he shall not, at any time, either during or after the Employment Term, disclose to any unauthorized person or otherwise use any such Confidential Information or Inventions or Developments for any reason other than the Company's or any of their subsidiaries' or affiliates' business.

        D. NO DIVERSION OF BUSINESS OPPORTUNITIES AND PROSPECTS. The Executive agrees that during his employment with the Company: (a) the Executive shall not directly or indirectly engage in any employment, consulting or other business activity that is competitive with the Business Conducted by the Company; (b) the Executive shall promptly disclose to the Company all business opportunities that are presented to the Executive in his capacity as an employee of the Company or which is of a similar nature to the Business Conducted by the Company or which the Company has expressed an interest in engaging in the future; and (c) the Executive shall not usurp or take advantage of any such business opportunity without first offering such opportunity to the Company.

        E. ACTIONS UPON TERMINATION. Upon the Executive's employment termination for any reason, the Executive shall neither take or copy nor allow a third party to take or copy, and shall deliver to the Company all property of the Company, including, but not limited to, all


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Confidential Information or Inventions or Developments, regardless of the medium
(I.E., hard copy, computer disk, CD ROM) on which the information is contained.

        F. NON-COMPETITION. The Executive agrees that during the Employment Term, for the period that the Executive receives payments pursuant to Section IV.B and for one (1) year after a termination by the Company with Cause (the "Period"), he shall not, without the prior written consent of the Company, participate or engage in, directly or indirectly (as an owner, partner, employee, officer, director, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control), any business that is competitive with the glass container manufacturing business conducted by the Company within the United States.

        G. NON-SOLICITATION. During the Period, the Executive shall not, without the prior written consent of the Company, directly or indirectly, for the Executive's own account or for the account of any other person or entity with which the Executive is or will become associated in any capacity, (i) solicit for employment or (ii) solicit to interfere with the business of the Company, any officer, employee, agent, consultant, or independent contractor of the Company, or any person who was an officer, employee, agent, consultant, or independent contractor of the Company within six (6) months of such solicitation.

        H. IRREPARABLE HARM. The Executive acknowledges that: (a) the Executive's compliance with this Article V is necessary to preserve and protect the Confidential Information, Inventions or Developments and the goodwill of the Company as a going concern; (b) any failure by the Executive to comply with the provisions of this Section will result in irreparable and continuing injury for which there will be no adequate remedy at law; and (c) in the event that the Executive should fail to comply with the terms and conditions of this Article V, the Company shall be entitled, in addition to such other relief as may be proper, to all types of equitable relief (including, but not limited to, the issuance of an injunction and/or temporary restraining order) as may be necessary to cause the Executive to comply with this Section, to restore to the Company its property, and to make the Company whole.

        I. SURVIVAL. The provisions set forth in this Article V shall, as noted, survive termination of this Agreement.

        J. FORFEITURE. If the Executive violates any provision of this Article V, the Executive shall forfeit his right to all payments and benefits under
Article IV, except to the extent otherwise provided by law.

        K. UNENFORCEABILITY. If any provision(s) of this Article V shall be found invalid or unenforceable, in whole or in part, then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.


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VI.     MISCELLANEOUS.

        A. ASSIGNMENT; SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company may not assign this Agreement without the Executive's written consent, except that the Company's obligations under this Agreement shall be the binding legal obligations of any successor to the Company by sale, and in the event of any transaction that results in the transfer of substantially all of the assets or business of the Company, the Company shall cause the transferee to assume the obligations of the Company under this Agreement. Upon the Executive's death this Agreement shall inure to the benefit of the Executive's heirs, legatees and legal representatives of the Executive's estate.

        B. INTERPRETATION. The laws of the State of Florida shall govern the validity, interpretation, construction and performance of this Agreement, without regard to the conflict of laws principles thereof.

        C. WITHHOLDING. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

        D. AMENDMENT OR TERMINATION. This Agreement may be amended at any time by written agreement between the Company and the Executive.

        E. NOTICES. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (a) overnight carrier, (b) telecopy, (c) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (d) such other method of delivery that provides a written confirmation of delivery. Notice shall be directed to:


        If to the Company, to: Anchor Glass Container Corporation
                               4343 Anchor Plaza Parkway
                               Tampa, Florida 33634-7513
                               Attention: Chairman of the Board
                               Fax number: [813-887-5735]

        And a copy to:         Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, New York 10022
                               Attention: Stuart D. Freedman, Esq.
                               Fax number: 212 593-5955

        If to the Executive, to his home address set forth in the records of the Company

The Company may change the person and/or address to whom the Executive must give notice under this Section by giving the Executive written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Executive shall be directed to the


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Executive, or to the Executive's executors, personal representatives or distributees, if the Executive is deceased, or the assignees of the Executive, at the Executive's home address on the records of the Company.

        F. SEVERABILITY. If any provision(s) of this Agreement shall be found invalid or unenforceable by a court of competent jurisdiction, in whole or in part, then it is the parties' mutual desire that such court modify such provision(s) to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

        G. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.

        H. WAIVER; RELEASE OF CLAIMS. No failure or delay by the Company or the Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof. No modification, amendment or waiver of this Agreement nor consent to any departure by the Executive from any of the terms or conditions thereof, shall be effective unless in writing and signed by the Chairman of the Board. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        I. REPRESENTATIONS BY EXECUTIVE. Executive represents and warrants that by accepting employment with the Company under this Agreement, he is not
(a) breaching any other agreement with any third party, including but not limited to any former employer, or (b) in any other way restricted in or limited from fulfilling the terms of this Agreement.

        J. SURVIVAL. All sections of this Agreement survive beyond the Employment Term except as otherwise specifically stated.

        K. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

        L. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.


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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

ANCHOR GLASS CONTAINER CORPORATION                       EXECUTIVE

By:  /S/ RICHARD A. KABAKER                                /S/ PETER T. RENO
   --------------------------                            -----------------------
     Name: Richard A. Kabaker                            Peter T. Reno
     Title:V.P., Gen'l. Csl. & Secy.